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                                                                    EXHIBIT 4.11

                     FIRST AMENDMENT TO GUARANTEE AGREEMENT

                                  by and among

             PROVIDIAN FINANCIAL CORPORATION, as original Guarantor,

                        THE BANK OF NEW YORK, as Trustee,

                                       and

               NEW AMERICAN CAPITAL, INC., as successor Guarantor

                           Dated as of October 1, 2005

                               Guarantee Agreement
                                February 4, 1997

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                     FIRST AMENDMENT TO GUARANTEE AGREEMENT

     THIS FIRST AMENDMENT TO GUARANTEE AGREEMENT (this "AMENDMENT") is made as of this 1st day of October, 2005, by and among Providian Financial Corporation, a Delaware corporation, as original guarantor ("PROVIDIAN" or, before the Effective Time, the "GUARANTOR"), New American Capital, Inc., a Delaware corporation, as successor guarantor ("NEW AMERICAN" or, as of and after the Effective Time, the "GUARANTOR"), and The Bank of New York, a New York banking corporation, as trustee (the "GUARANTEE TRUSTEE").

     WHEREAS, Providian and the Guarantee Trustee have entered into a Guarantee Agreement, dated as of February 4, 1997 (the "GUARANTEE"), pursuant to which Providian agreed to guarantee certain payments and distributions with respect to $160,000,000 aggregate Liquidation Amount of the 9.525% Capital Securities, Series A (Liquidation Amount $1,000 per capital security) of Providian Capital I, a Delaware statutory business trust (the "CAPITAL SECURITIES");

     WHEREAS, Providian, Washington Mutual, Inc. and New American, which is a direct, wholly owned subsidiary of Washington Mutual, Inc., have entered into an Agreement and Plan of Merger, dated as of June 5, 2005, as amended and supplemented, that provides for the merger (the "MERGER") of Providian with and into New American;

     WHEREAS, the Merger will become effective as set forth in the certificate of merger which shall be filed with the Secretary of State of Delaware on or before the Closing Date, as defined in the Agreement and Plan of Merger (the time and date when the Merger becomes effective is referred to herein as the "EFFECTIVE TIME");

     WHEREAS, at the Effective Time, the separate corporate existence of Providian will cease and New American will continue as the surviving corporation following the Merger; and

     WHEREAS, this Amendment has been duly authorized by all necessary action on the part of Providian and New American.

     NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, Providian, New American and the Guarantee Trustee agree as follows for the equal and ratable benefit of the Holders:

                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

     1.1 Definitions. Capitalized terms that are defined in the preamble or the recitals hereto shall have such meanings throughout this Amendment. Capitalized terms used but not defined in this Amendment shall have the meanings assigned thereto in the Guarantee. The term "Guarantee" as used herein means the Guarantee, as amended and supplemented by this Amendment, or as otherwise supplemented or amended from time to time by one or more amendments thereto or hereto entered into pursuant to the applicable provisions of the Guarantee.

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     1.2 Interpretation. All of the covenants, agreements and provisions of this
Amendment shall be deemed to be and construed as part of the Guarantee to the same effect as if fully set forth therein and shall be fully enforceable in the manner provided in the Guarantee. Except as otherwise provided in this Amendment, all of the covenants, agreements and provisions of the Guarantee shall remain in full force and effect.

                                   ARTICLE II

                                     MERGER

     2.1 Assumption by New American. New American, as the surviving corporation of the Merger, shall become fully responsible as of the Effective Time, without any further action, for the due and punctual performance and observance of all of the covenants and conditions of the Guarantee to be kept or performed by the Guarantor. Upon such assumption, New American shall succeed to and be substituted for Providian with the same effect as if it had been named in the Guarantee as the original guarantor, and Providian thereupon shall be relieved of any further liability or obligation under the Guarantee. Upon and following the Effective Time, the parties hereto agree that all references to the "Guarantor" in the Guarantee shall be deemed references to New American, until a successor replaces it pursuant to the applicable provisions of the Guarantee, and thereafter the "Guarantor" shall mean such successor.

     2.2 Notice Provision. Section 8.3(a) of the Guarantee, as of the Effective Time, shall be amended so as to be the following address for the Guarantor: New American Capital, Inc., c/o Washington Mutual, Inc., 1201 Third Avenue, Seattle, Washington 98101, Facsimile No.: (206) 377-5309; Attention: Secretary.

                                   ARTICLE III

                                  MISCELLANEOUS

     3.1 Capital Securities Deemed Conformed. Beginning at the Effective Time, the provisions of each Capital Security then outstanding shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Capital Security or any other action on the part of the Holders, Providian, New American or the Guarantee Trustee, so as to reflect this Amendment.

     3.2 Successors. All agreements of Providian, New American and the Guarantee Trustee in this Amendment and in the Guarantee shall bind their respective successors.

     3.3 Benefits of Amendment. Nothing in this Amendment, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Amendment or the Guarantee.

     3.4 Separability. In case any provision in this Amendment, or in the Guarantee, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.


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     3.5 Trustee Responsibility. The Guarantee Trustee assumes no duties, responsibilities or liabilities by reason of this Amendment other than as set forth in the Guarantee. The Guarantee Trustee assumes no responsibility for the correctness of the statements herein contained, which shall be taken as statements of Providian and New American. This Amendment is executed and accepted by the Guarantee Trustee subject to all of the terms and conditions of its acceptance of the trust under the Guarantee, as fully as if said terms and conditions were herein set forth in full.

     3.6 Headings. The Article and Section headings of this Amendment have been inserted for convenience of reference only, are not to be considered a part of this Amendment and shall in no way modify or restrict any of the terms or provisions hereof.

     3.7 Counterparts. This Amendment may be executed in counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     3.8 Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.

                            [Signature Page Follows]


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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to
Guarantee Agreement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                            PROVIDIAN FINANCIAL CORPORATION,
                                            as the Guarantor prior to the
                                            Effective Time


                                        By: /s/ Anthony F. Vuoto
                                            ------------------------------------
                                        Name: Anthony F. Vuoto
                                        Title: Chief Financial Officer


                                            NEW AMERICAN CAPITAL, INC., as the
                                            Guarantor as of the Effective Time


                                        By: /s/ Fay L. Chapman
                                            ------------------------------------
                                        Name: Fay L. Chapman
                                        Title: Executive Vice President


                                            THE BANK OF NEW YORK, as the
                                            Guarantee Trustee


                                        By: /s/ Van K. Brown
                                            ------------------------------------
                                        Name: Van K. Brown
                                        Title: Vice President


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